Exhibit 11


                                Reed Smith LLP
                               435 Sixth Avenue
                          Pittsburgh, PA 15219-1886


                             September ____, 2004


The Trustees of Federated Municipal
  Securities Income Trust
5800 Corporate Drive
Pittsburgh, PA  15237-7000

      Re:  Legality of Shares Opinion

Ladies and Gentlemen:

     Federated Michigan Intermediate Municipal Trust (the "Acquiring Fund"), a portfolio of Federated Municipal Securities Income Trust (the "Federated Trust"), proposes to acquire the assets of Golden Oak(R) Michigan Tax Free Bond Portfolio (the "Acquired Fund"), a portfolio of the Golden Oak(R) Family of Funds (the "Golden Oak(R) Trust") in exchange for shares of the Acquiring Fund ("Shares") pursuant to the Agreement and Plan of Reorganization dated August __, 2004 ("Agreement"), included as an exhibit to the registration statement of the Federated Trust filed on Form N-14 (Securities Act of 1933 No. to be assigned) under the Securities Act of 1933, as amended ("N-14 Registration").

     As counsel, we have reviewed the appropriate documents relating to the organization of the Federated Trust, its registration under the Investment Company Act of 1940, and the registration of its securities on Form N-1A under the Securities Act of 1933, and have participated in the drafting of the N-14 Registration. Specifically, we have examined and are familiar with the Declaration of Trust and Bylaws of the Federated Trust, and such other documents and records deemed relevant for the purpose of rendering this opinion. We have also reviewed questions of law as deemed necessary or appropriate by us for the purposes of this opinion.

     Based upon the foregoing, we are of the opinion that:

     1. The Federated Trust is duly organized and validly existing pursuant to its Declaration of Trust.

     2.  The  Shares,   which  are  currently  being   registered  by  the  N-14
Registration, may be legally and validly issued in accordance with the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of the Declaration of Trust and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the States of the United States.

                                          Very truly yours,



                                          Reed Smith LLP